INVESTMENT COMPANY BLANKET BOND

NATIONAL UNION FIRE INSURANCE COMPANY
OF PITTSBURGH, PA
(A stock Insurance Company, herein Called the Underwriter)

DECLARATIONS
Item 1.	Name of Insured	PIMCO Funds	BOND NUMBER
	Principal Address:	Suite 300	6213820
		840 Newport Center Drive Newport Beach CA 92660

(Herein called the Insured)

Item 2.	Bond Period from 12:01 a.m. on 07/01/2006 to 12:01 a.m. on 07/01/2007

The effective date of the termination or cancellation of this bond, standard time at the Principal Address as to each of the said dates.

Item 3.	Limit of Liability

Subject to Section 9, 10, and 12 hereof:

		Limit of Liability	Deductible Amount
Insuring Agreement A	FIDELITY	$25,000,000	$250,000
Insuring Agreement B	AUDIT EXPENSE	$50,000	$5,000
Insuring Agreement C	ON PREMISES	$25,000,000	$250,000
Insuring Agreement D	IN TRANSIT	$25,000,000	$250,000
Insuring Agreement E	FORGERY OR ALTERATION	$25,000,000	$250,000
Insuring Agreement F	SECURITIES	$25,000,000	$250,000
Insuring Agreement G	COUNTERFEIT CURRENCY	$25,000,000	$250,000
Insuring Agreement H	STOP PAYMENT	$50,000	$5,000
Insuring Agreement I	UNCOLLECTIBLE ITEMS OF DEPOSIT	$50,000	$5,000

OPTIONAL COVERAGES ADDED BY RIDER:
Insuring Agreement J	COMPUTER SYSTEMS	$25,000,000	$250,000
Insuring Agreement K	UNAUTHORIZED SIGNATURES	$50,000	$5,000
Insuring Agreement L	AUTOMATED PHONE SYSTEMS	$25,000,000	$250,000
Insuring Agreement M	TELEFACSIMILE	$25,000,000	$250,000

If Not Covered is inserted above opposite any specified Insuring Agreement or Coverage, such Insuring Agreement or Coverage and any other reference thereto in this bond shall be deemed to be deleted therefrom.

Item 4.	Office or Premises Covered Offices acquired or established subsequent to the effective date of this bond arecovered according to the terms of General Agreement A. All other Insureds offices or premises in existence at the time this bond becomes effective are covered under this bond except the offices or premises located as follows: No Exceptions

Item 5.	The Liability of the Underwriter is subject to the terms of the following riders attached hereto: 1–8

Item 6.	The Insured by the acceptance of this bond gives notice to the Underwriter terminating or canceling prior bond(s)or policy(ies) No.(s) N/A such termination or cancellation to be effective as of the time this bond becomes effective.
By:
Authorized Representative

NATIONAL UNION FIRE INSURANCE COMPANY
OF PITTSBURGH, PA

RIDER NO. 1

To be attached to and form part of Bond No. 6213820 in favor of PIMCO Funds effective as of 07/01/2006

In consideration of the premium charged for the attached bond, it is hereby agreed that:

1.    From and after the time this rider becomes effective the Insured under the attached bond are:

Allianz Funds
PIMCO Funds Pacific Investment Management Series (PIMS)
PIMCO Funds-PAPS
PIMCO Variable Insurance Trust (PVIT)
PIMCO Commercial Mortgage Securities Trust (PCM)
PIMCO Strategic Global Government Fund (RCS)

2.    The first named Insured shall act for itself and for each and all of the Insured for all the purposes of the attached bond.

3.    Knowledge possessed or discovery made by the Corporate Risk Management Department, Internal Audit Department, or General Counsel Department, of any Insured or by any partner or officer thereof shall for all the purposes of the attached bond constitute knowledge or discovery by all the Insured.

4.    If, prior to the termination of the attached bond in its entirety, the attached bond is terminated as to any Insured, there shall be no liability for any loss sustained by such Insured unless discovered before the time such termination as to such Insured becomes effective.

5.    The liability of the Underwriter for loss or losses sustained by any or all of the Insured shall not exceed the amount for which the Underwriter would be liable had all such loss or losses been sustained by any one of the Insured. Payment by the Underwriter to the first named Insured of loss sustained by any Insured shall fully release the Underwriter on account of such loss.

6.    If the first named Insured ceases for any reason to be covered under the attached bond, then the Insured next named shall thereafter be considered as the first named Insured for all the purposes of the attached bond.

7. The attached bond shall be subject to all its agreements, limitations and conditions except as herein expressly modified.

8.    This rider shall become effective as 12:01 a.m. on 07/01/2006

Signed, Sealed and dated

By:

Authorized Representative

SR 5538

NATIONAL UNION FIRE INSURANCE COMPANY
OF PITTSBURGH, PA

Rider NO. 2 AMENDMENT TO TERMINATION

To be attached to and form part of Investment Company Blanket Bond No. 6213820 in favor of PIMCO Funds.

It is agreed that:

1.	The attached bond is hereby amended by deleting Section 13., TERMINATION, in its entirety and substituting the following:

The Underwriter may terminate this bond as an entirety by furnishing written notice specifying the termination date which cannot be prior to 90 days after the receipt of such written notice by each Investment Company named as Insured and the Securities and Exchange Commission, Washington, D.C. The Insured may terminate this bond as an entirety by furnishing written notice to the Underwriter. When the Insured cancels, the Insured shall furnish written notice to the Securities and Exchange Commission, Washington, D.C. prior to 90 days before the effective date of the termination. The Underwriter shall notify all other Investment Companies named as Insured of the receipt of such termination notice and the termination cannot be effective prior to 90 days after receipt of written notice by all other Investment Companies. Premiums are earned until the termination date as set forth herein.

This Bond will terminate as to any one Insured, (other than a registered management investment company), immediately upon taking over of such Insured by a receiver or other liquidator or by State or Federal officials, or immediately upon the filing of a petition under any State or Federal statute relative to bankruptcy or reorganization of the Insured, or assignment for he benefit of creditors of the Insured, or immediately upon such Insured ceasing to exist, whether through merger into another entity, or by disposition of all of its assets.

This Bond will terminate as to any registered management investment company upon the expiration of 90 days after written notice has been given to the Securities and Exchange Commission, Washington, D.C.

The Underwriter shall refund the unearned premium computed at short rates in accordance with the standard short rate cancellation tables if terminated by the Insured or pro rata terminated for any other reason.

This bond shall terminate

a.	as to any Employee as soon as any partner, officer or supervisory Employee of the Insured, who is not in collusion with such Employee, shall learn of any dishonest or fraudulent act(s), including Larceny or Embezzlement on the part of such Employee without prejudice to the loss of any Property then in transit in the custody of such Employee and upon the expiration of ninety (90) days after written notice has been given to the Securities and Exchange Commission, Washington, D.C. (See Section 16(d)) and to the Insured Investment Company, or

b.	as to any Employee 90 days after receipt by each Insured and by the Securities and Exchange Commission of a written notice from the Underwriter of its desire to terminate this bond as to such Employee, or

c.	as to any person, who is a partner, officer or employee of any Electronic Data Processor covered under this bond, from and after the time that the Insured or any partner or officer thereof not in collusion with such person shall have knowledge or information that such person has committed any dishonest or fraudulent act(s), including Larceny or Embezzlement in the service of the Insured or otherwise, whether such act be committed before or after the time this bond is effective and upon the expiration of ninety (90) days after written notice has been given by the Underwriter to the Securities and Exchange Commission, Washington D.C. and to the insured Investment Company.

2.	Nothing herein contained shall be held to vary, alter, waive, or extend any of the terms, limitations, conditions, or provisions of the attached bond other than as above stated.

3.	This rider is effective as of 12:01 a.m. on 07/01/2006

By:

Authorized Representative

POLICYHOLDER NOTICE

Thank you for purchasing insurance from a member company of American International Group, Inc. (AIG). The AIG member companies generally pay compensation to brokers and independent agents, and may have paid compensation in connection with your policy. You can review and obtain information about the nature and range of compensation paid by AIG member companies to brokers and independent agents in the United States by visiting our website at www.aigproducercompensation.com or by calling AIG at 1-800-706-3102.

91222 (7/06)

NATIONAL UNION FIRE INSURANCE COMPANY
OF PITTSBURGH, PA

RIDER NO. 3 INSURING AGREEMENT J

To be attached to and form part of Bond No. 6213820 in favor of PIMCO Funds

It is agreed that:

1.	The attached bond is amended by adding an additional insuring agreement as follows:

COMPUTER SYSTEMS

Loss resulting directly from a fraudulent

(1)    entry of data into, or

(2)    change of data or programs within

a Computer System; provided the fraudulent entry or change causes

(a)	Property to be transferred, paid or delivered,

(b)	an account of the Insured, or of its customer, to be added, deleted, debited or credited:

(c)	an unauthorized account of a fictitious account to be debited or credited;

(3)    voice instructions or advices having been transmitted to the Insured or its agent(s) by telephone;

and provided further, the fraudulent entry or change is made or caused by an individual acting with the intent to:

(i)    cause the Insured or its agent(s) to sustain a loss, and

(ii)    obtain financial benefit for that individual or for other persons intended by that individual to receive financial benefit,

(iii)    and further provided such voice instruction or advices:

(a)	were made by a person who purported to represent an individual authorized to make such voice instruction or advices; and

(b)	were electronically recorded by the Insured or its agent(s).

(4)    It shall be a condition to recovery under the Computer Systems Rider that the Insured or its agent(s)shall to the best of their ability electronically record all voice instructions or advices received over telephone. The Insured or its agent(s) warrant that they shall make their best efforts to maintain the electronic recording system on a continuous basis. Nothing, however, in this Rider shall bar the Insured from recovery where no recording is available because of mechanical failure of the device used in making such recording, or because of failure of the media used to record conversation from any cause, or error or omission of any Employee(s) or agent(s) of the Insured.

SCHEDULE OF SYSTEMS

All computer systems utilized by the Insured

2.    As used in this Rider, Computer System means:

(a)	computers with related peripheral components, including storage components, wherever located,

(b)	systems and application software,

(c)	terminal devices,

(d)	related communication networks or customer communication systems, and

(e)   related Electronic Funds Transfer Systems,

by which data are electronically collected, transmitted, processed, stored, and retrieved.

3.    In addition to the exclusions in the attached bond, the following exclusions are applicable to this Insuring Agreement:

(a)	loss resulting directly or indirectly from the theft of confidential information, material or data; and

(b)	loss resulting directly or indirectly from entries or changes made by an individual authorized to have access to a Computer System who acts in good faith on instructions, unless such instructions are given to that individual by a software contractor (or by a partner, officer or employee thereof) authorized by the Insured to design, develop, prepare, supply service, write or implement programs for the Insured's Computer System.

4.    The following portions of the attached bond are not applicable to this Rider:

(a)	the initial paragraph of the bond preceding the Insuring Agreements which reads ‘‘...at any time but discovered during the Bond Period.’’

(b)	Section 9—NON-REDUCTION AND NON-ACCUMULATION OF LIABILITY AND TOTAL LIABILITY

(c)	Section 10—LIMIT OF LIABILITY

5.    The Coverage afforded by this rider applies only to loss discovered by the Insured during the period this Rider is in force.

6.    All loss or series of losses involving the fraudulent activity of one individual, or involving fraudulent activity in which one individual is implicated, whether or not that individual is specifically identified, shall be treated as one loss. A Series of losses involving unidentified individuals but arising from the same method of operation may be deemed by the Underwriter to involve the same individual and in that event shall be treated as one loss.

7.    The Limit of Liability for the coverage provided by this Rider shall be Twenty-Five Million Dollars ($25,000,000), it being understood however, that such liability shall be part of and not in addition to the Limit of Liability stated in Item 3 of the Declarations of the attached bond.

8.    The Underwriter shall be liable hereunder for the amount by which one loss shall be in excess of Two Hundred Fifty Thousand Dollars ($250,000), (herein called the Deductible amount) but not in excess of the Limit of Liability stated above.

9.    If any loss is covered under this Insuring Agreement and any other Insuring Agreement or Coverage, the maximum amount payable for such loss shall not exceed the largest amount available under any one Insuring Agreement or Coverage.

10.    Coverage under this Rider shall terminate upon termination or cancellation of the bond to which this Rider is attached. Coverage under this rider may also be terminated or cancelled without canceling the bond as an entirety:

(a)	60 days after receipt by the Insured of written notice from the Underwriter of its desire to terminate or cancel coverage under this Rider, or

(b)	immediately upon receipt by the Underwriter of a written request from the Insured to terminate or cancel coverage under this Rider.

The Underwriter shall refund to the Insured the unearned premium for this coverage under this Rider. The refund shall be computed at short rates if this Rider is terminated or cancelled or reduced by notice from, or at the instance of, the Insured.

11.    Section 4—LOSS-NOTICE-PROOF-LEGAL PROCEEDING of the Conditions and Limitations of this bond is amended by adding the following sentence:

‘‘Proof of Loss resulting from Voice Instructions or advices covered under this bond shall include Electronic Recording of such Voice Instructions or advices.’’

12.    Not withstanding the foregoing, however, coverage afforded by this Rider is not designed to provide protection against loss covered under a separate Electronic and Computer Crime Policy by whatever title assigned or by whatever Underwriter written. Any loss which is covered under such separate Policy is excluded from coverage under this bond; and the Insured agrees to make claim for such loss under its separate Policy.

13.    This rider shall become effective at 12:01 a.m. Standard time on

By:

Authorized Representative

NATIONAL UNION FIRE INSURANCE COMPANY
OF PITTSBURGH, PA

RIDER NO. 4 INSURING AGREEMENT K

To be attached to and form a part of Investment Company Blanket Bond Bo. 6213820 in favor of PIMCO Funds.

It is agreed that:

(1)	The attached bond is amended by adding an additional Insuring Agreement as follows:

UNAUTHORIZED SIGNATURES

(2)	Loss resulting directly from the insured having accepted, paid or cashed any check or withdrawal order, draft, made or drawn on a customer's account which bears the signature or endorsement of one other than a person whose name and signature is on the application on file with the Insured as a signatory on such account.

(3)	It shall be a condition precedent to the Insured's right of recovery under this rider that the Insured shall have on file signatures all persons who are authorized signatories on such account.

(4)	The Limit of Liability for the coverage provided by this rider shall be Fifty Thousand Dollars ($50,000) it being understood, however, that such liability shall be part of and not in addition to the Limit of Liability stated in item 3. of the Declarations of the attached bond.

(5)	The Underwriter shall not be liable under the Unauthorized Signatures Rider for any loss on account of any instrument unless the amount of such instrument shall be excess of Five Thousand Dollars ($5,000) (herein called Deductible Amount) and unless such loss on account of such instrument, after deducting all recoveries on account of such instrument made prior to the payment of such loss by the Underwriter, shall be in excess of such Deductible Amount and then for such excess only, but in no event more than the amount of the attached bond, or the amount of coverage under the Unauthorized Signatures Rider, if the amount of such coverage is less than the amount of the attached bond.

(6)	Nothing herein contained shall be held to vary, alter, waive, or extend any of the terms, limitations, conditions, or provisions of the attached bond other than as above stated.

(7)	The rider is effective as of 12:01 a.m. standard time on 01-JUL-2006 as specified in the bond.

By:

Authorized Representative

NATIONAL UNION FIRE INSURANCE COMPANY
OF PITTSBURGH, PA

RIDER NO. 5 INSURING AGREEMENT L

To be attached to and form part of Bond No. 6213820

Issued to PIMCO Funds

It is agreed that:

1.    The attached bond is amended by adding an additional Insuring Agreement as follows:

AUTOMATED PHONE SYSTEM

I.	Loss caused by an Automated Phone System (‘‘APS’’) Transaction, where the request for such APS Transaction is unauthorized or fraudulent and is made with the manifest intent to deceive; provided, that the entity which receives such request generally maintains and follows during the bond Period all APS Designated Procedures with respect to APS Transactions. The Unintentional isolated failure of such entity to maintain and follow a particular APS Designated Procedure in a particular instance shall not preclude coverage under this Insuring Agreement, subject to the exclusions herein and in the Bond.

1. Definitions. The following terms used in this Insuring Agreement shall have the following meanings:

a.    ‘‘APS Transaction’’ means any APS Redemption, APS Exchange or APS Election.

b.    ‘‘APS Redemption’’ means any redemption of shares issued by an Investment Company which is requested over the telephone by means of information transmitted by an individual caller through use of a telephone keypad.

c.    ‘‘APS Election’’ means any election concerning dividend options available to Fund Shareholders which is made over the telephone by means of information transmitted by an individual caller through use of a telephone keypad.

d.    ‘‘APS Exchange’’ means any exchange of shares in a registered account of one Fund into shares in an identically registered account of another Fund in the same complex pursuant to exchange privileges of the two Funds, which exchange is requested over the telephone by means of information transmitted by an individual caller through use of a telephone keypad.

e.    ‘‘APS Designated Procedures’’ means all of the following procedures:

(1)    Election in Application: No APS Redemption shall be executed unless the shareholder to whose account such an APS Redemption relates has previously elected by Official Designation to permit such APS Redemption.

(2)    Logging: All APS Transaction requests shall be logged or otherwise recorded, so as to preserve all of the information transmitted by an individual caller through use of a telephone keypad in the course of such a request, and the records shall be retained for at least six months.

(a)    Information contained in the records shall be capable of being retrieved through the following methods:

audio tape and or transactions stored on computer disks

(b)    Information contained in the records shall be capable of being retrieved and produced within a reasonable time after retrieval of specific information is requested, at a success rate of no less than 85 percent.

(3)    Identity Test: The identity of the caller in any request for an APS Transaction shall be tested before execution of that APS Transaction by requiring the entry by the caller of a confidential personal identification number (‘‘PIN’’)

(a)    Limited Attempts to Enter PIN: If the caller fails to enter a correct PIN within three attempts, the caller must not be allowed additional attempts during the same (telephone call/twenty-four hour day) to enter the PIN

(4)    Written Confirmation: A written confirmation of any APS Transaction shall be mailed to the shareholder(s) to whose account such APS Transaction relates, at the original record address, by the end of the Insured's next regular processing cycle, but in no event later than five business days following such APS Transaction.

(5)    Access to APS Equipment: Access to the equipment which permits the entity receiving the APS Transaction request to process and effect the transaction shall be limited in the following manner:

2. Exclusions. It is further understood and agreed that this extension shall not cover:

a.    Any loss covered under Insuring Agreement A. ‘‘Fidelity’’, of this Bond;

b.    Any loss resulting from:

(1)    The redemption of shares, where the proceeds of such redemption are made payable to other than

(i)    the shareholder of record, or

(ii)    a person officially Designated to receive redemption proceeds, or

(iii)    a bank account officially Designated to receive redemption proceeds, or

(2)    The redemption of shares, where the proceeds of such redemption are paid by check mailed to any address, unless such address has either been

(i)    designated by voice over the telephone or in writing without a signature guarantee, in either case at least thirty (30) days prior to such redemption, or

(ii)    officially Designated, or

(iii)    verified by any other procedures which may be stated below in this Rider, or

(3)    The redemption of shares, where the proceeds of such redemption are paid by wire transfer to other than the shareholder's officially Designated bank account, or

(4)    the Intentional failure to adhere to one or more APS Designated Procedures.

2.    Nothing herein contained shall be held to vary, alter, waive, or extend any of the terms, limitations, conditions or provisions of the attached bond other than above stated.

3.    This rider shall become effective as of 12:01 a.m. on 01-JUL-2007 standard time as specified in the bond.

By:

Authorized Representative

NATIONAL UNION FIRE INSURANCE COMPANY
OF PITTSBURGH, PA

RIDER NO. 6
INSURING AGREEMENT M
TELEFACSIMILE TRANSMISSIONS

To be attached to and form part of Investment Company Blanket Bond No. 6213820 issued to PIMCO Funds

It is agreed that:

1.    The attached bond is amended by adding an additional Insuring Agreement as follows:

Loss resulting by reason of the Insured having transferred, paid or delivered any funds or Property, established any credit, debited any account, or given any value relying on any fraudulent instructions sent by a customer or financial institution by Telefacsimile Transmission directed to the Insured, authorizing or acknowledging the transfer, payment, or delivery of funds or property, the establishment of a credit, debiting of any account, or the giving of value by the Insured, but only if such telefacsimile instructions:

i)    bear a valid test key exchanged between the Insured and a customer or another financial institution with authority to use such test key for Telefacsimile instructions in the ordinary course of business, but which test key has been wrongfully obtained by a person who was not authorized to initiate, make, validate or authenticate a test key arrangement; and

ii)    fraudulently purport to have been sent by such customer or financial institution, but which telefacsimile instruction were transmitted without the knowledge or consent of such customer or financial institution by a person other than such customer or financial institution and which bear a forged signature.

‘‘Telefacsimile’’ means a system of transmitting written documents by electronic signals over telephone lines to equipment maintained by the Insured within its communication room for the purposes of reproducing a copy of said document. It does not mean electronic communication sent by Telex, TWC, or electronic mail, or Automated Clearing House.

2.	The limit of Liability for the coverage provided by this rider shall be Twenty-Five Million Dollars($25,000,000), it being understood, however, that such liability shall be part of and not in addition to the limit of liability stated in Item 3 of the Declaration of the attached bond.

3.	The Underwriter shall be liable hereunder for the amount by which a Single Loss exceeds the Deductible Amount of Two Hundred Fifty Thousand Dollars($250,000), but not in excess of the Limit of Liability stated above.

4.	Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, limitations conditions or agreements of the attached bond other than as above stated.

5.	This rider is effective as of 12:01 a.m. on 01-JUL-2006 standard time as specified in the attached bond.

By:

Authorized Representative

NATIONAL UNION FIRE INSURANCE COMPANY
OF PITTSBURGH, PA

RIDER NO. 7

To be attached to and form part of Investment Company Blanket Bond No. 6213820 in favor of PIMCO Funds.

1.	Insuring Agreement, (A) Fidelity, paragraph (2) is hereby amended to read as follows:

Dishonest or fraudulent act(s) as used in this Insuring Agreement shall mean only dishonest or fraudulent act(s) committed by such Employee with the intent:

(a)    to cause the Insured to sustain such loss; and

(b)	to obtain financial benefit for the Employee, or for any other person or organization intended by the employee to receive suchbenefit, other than salaries, commission, fees, bonuses, promotions, awards, profit sharing, pension or other employee benefits earned in the normal course of employment.

2.	Nothing herein shall be held to vary, alter, waive or extend any of the terms, limitations, conditions or provisions of the attachedbond other than as above stated.

3.	This rider shall become effective as of 12:01 a.m. on 01-JUL-2006 standard time as specified in the attached bond.

By:

Authorized Representative

NATIONAL UNION FIRE INSURANCE COMPANY
OF PITTSBURGH, PA

RIDER NO. 8 INTERNET RIDER

To be attached to and form part of Investment Company Blanket Bond No. 6213820 in favor of PIMCO Funds.

It is agreed that Section 2(d) of Computer Systems Insuring Agreement (J) is amended to include:

1.	Related communications networks or customer communication including but not limited to the INTERNET, by which Electronic Data are electronically collected, transmitted, processed, stored, and retrieved.

2.	Nothing herein shall be held to vary, alter, waive or extend any of the terms, limitations, conditions or provisions of the attached bond other than as above stated.

3.	This rider shall become effective as of 12:01 a.m. on 01-JUL-2006 standard time as specified in the attached bond.

By:

Authorized Representative

NATIONAL UNION FIRE INSURANCE COMPANY OF
PITTSBURGH, PA

RIDER NO. 9

To be attached to and form part of Bond No. 6213 82 0 in favor of PIMCO Funds.

In consideration of the premium charged for the attached bond, it is hereby agreed that:

1.	At the request of the Insured, the Underwriter adds to the list of the insured under the attached bond the following:

Allianz Funds
AMM Asset Allocation Fund
CCM Capital Appreciation Fund
CCM Emerging Companies Fund
CCM Focused Growth Fund
CCM Mid Cap Fund
NACM Flex Cap Value Fund
NACM Global Fund
NACM Growth Fund
NACM International Fund
NACM Pacific Rim Fund
NFJ Dividend Value Fund
NFJ International Fund
NFJ Large Cap Value Fund
NFJ Small Cap Value Fund
OCC Core Equity Fund
OCC Renaissance Fund
OCC Value Fund
PEA Equity Premium Strategy Fund
PEA Growth Fund
PEA Opportunity Fund
PEA Target
RCM Biotechnolgy Fund
RCM Financial Services Fund
RCM Healthcare Fund
RCM Global Resources Fund
RCM Global Small Cap Fund
RCM International Growth Equity Fund
RCM Large Cap Fund
RCM Mid Cap Fund
RCM Small Cap Fund
RCM Strategic Growth Fund
RCM Targeted Core Growth Fund
RCM Technology Fund
PAPS
International Portfolio
Emerging Markets Portfolio
Short-Term Portfolio
Short-Term Portfolio II
U.S. Government Sector Portfolio
Mortgage Portfolio
High Yield Portfolio
Developing Local Markets Portfolio
Real Return Portfolio
Investment Grade Corporate Portfolio

Municipal Sector Portfolio
Asset-Backed Securities Portfolio
PCM
PIMCO Commercial Mortgage Securities Trust
PIMCO Funds
Money Market Fund
Total Return Fund II
Short-Term Fund
Low Duration Fund
Total Return Fund
Long-Term U.S. Government Fund
StockPLUS Fund
Total Return Fund III
Low Duration Fund II
High Yield Fund
Global Bond Fund (Unhedged)
Foreign Bond Fund (U.S. Dollar-Hedged)
Global Bond Fund (U.S. Dollar-Hedged)
Low Duration Fund III
Moderate Duration Fund
Real Return Fund
Total Return Mortgage Fund
GNMA Fund
Emerging Markets Bond Fund
Municipal Bond Fund
Convertible Fund
Short Duration Municipal Income Fund
California Intermediate Municipal Bond Fund
New York Municipal Bond Fund
Investment Grade Corporate Bond Fund
Real Return Asset Fund
Commodity Real Return Strategy Fund
All Asset Fund
StocksPLUS Fund Total Return Fund
All Asset All Authority Fund
Floating Income Fund
Diversifies Income Fund
European StocksPLUS TR Strategy Fund
Far East (ex-Japan) StocksPLUS TR Strategy Fund
Fundamental IndexPLUS Fund
Fundamental IndexPLUS TR Fund
Intentional StocksPLUS TR Strategy Fund
Japanese StocksPLUS TR Strategy Fund
Developing Local Markets Fund
Foreign Bond Fund (Unhedged)
Small Cap StockPLUS TR Fund
RealEstateRealReturn Strategy Fund
StocksPLUS TR Short Strategy Fund
PVIT
Total Return Portfolio
StocksPLUS® Growth and Income Portfolio
Foreign Bond Portfolio (U.S. Dollar-Hedged)
Global Bond Portfolio (Unhedged)
High Yield Portfolio

Money Market Portfolio
Short-Term Portfolio
Low Duration Portfolio
Long-Term U.S. Government Portfolio
Total Return Portfolio II
Real Return Portfolio
Emerging Markets Bond Portfolio
RealEstateRealReturn Strategy Portfolio
CommodityRealReturn Strategy Portfolio
All Asset Portfolio
StocksPLUS® Total Return Portfolio
RCS
PIMCO Strategic Global Government Fund Inc.
Premier VIT
OpCap Managed Portfolio
OpCap Small Cap Portfolio
OpCap Global Equity Portfolio
OpCap Equity Portfolio
OpCap Mid Cap Portfolio
PEA Renaissance Portfolio
NFJ Dividend Value Portfolio
OpCap Balance Portfolio
Municipal Advantage Fund
Fixed Income Shares
Series C
Series M
Series R
Daily Asset Fund
PIMCO Municipal Income Fund
PIMCO New York Municipal Income Fund
PIMCO Calif Municipal Income Fund
PIMCO Corporate Income Fund
PIMCO Municipal Income Fund II
PIMCO New York Municipal Income Fund
PIMCO Calif Municipal Income Fund II
PIMCO Municipal Income Fund III
PIMCO New York Municipal Income Fund III
PIMCO Calif Municipal Income Fund III
PIMCO Corporate Opportunity Fund
Nicholas-Applegate Convertible & Income Fund
PIMCO High Income Fund
Nicholas-Applegate Convertible & Income Fund
PIMCO High Income Fund
Nicholas-Applegate Convertible & Income Fund II
PIMCO Floating Rate Income Fund
PIMCO Floating Rate Strategy Fund
NFJ Dividend, Interest & Premium Strategy Fund
Nicholas-Applegate International & Premium
Strategy Fund
PIMCO Global StocksPLUS & Income Fund

2.	The attached bond shall be subject to all its agreements, limitations and conditions except as herein expressly modified.

3.	This rider shall become effective as 12:01 a.m. on 07/01/06.

By:

Authorized Representative

Additional Premium: N/A
Return Premium: N/A